EX-99.h.3.c

SECOND N-PORT AMENDMENT TO SUB-ADMINISTRATION AGREEMENT

This Amendment to the Sub-Administration Agreement is made as of August 24, 2018 (the “Amendment”) by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Sub-Administrator”), Aberdeen Asset Management Inc., a Delaware corporation (the “Administrator”), and, solely with respect to Section 6 of the Agreement (as defined below) and Sections 1 and 4 of this Amendment, each Fund (as defined in the Agreement) set forth in Schedule A to the Agreement.  Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement.

WHEREAS, the Sub-Administrator and the Administrator entered into a Sub-Administration Agreement dated as of June 1, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”) with respect to Aberdeen Funds (the “Trust”), an open-end management investment company comprised of multiple series (each, a “Fund” and collectively, the “Funds”) that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires the Administrator to retain the Sub-Administrator on behalf of the Trust and its Funds to provide the services that require additional fees as described in this Amendment and the Addendum to the Confidential Fee Schedule dated August 24, 2018 at the expense of the respective Funds; and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.                                      The Agreement is hereby amended as follows:

A.                                    The Funds are hereby added to the Agreement as parties, and the first paragraph of the Agreement is hereby amended and restated in its entirety, as follows:

“This Agreement dated as of June 1, 2010, as amended from time to time, is by and among State Street Bank and Trust Company, a Massachusetts trust company (the “Sub-Administrator”), Aberdeen Asset Management Inc., a Delaware corporation (the “Administrator”), and, solely with respect to Section 6 hereof, each Fund (as defined below) set forth in Schedule A to this Agreement.”

B.                                    The first two paragraphs of Section 6 are hereby amended and restated in their entirety as follows:

“The Sub-Administrator shall be entitled to reasonable compensation for its services and expenses, as agreed upon from time to time in writing between the Administrator and the Sub-Administrator, except that with respect to the Form N-PORT Services and the Liquidity Risk Measurement Services, such reasonable compensation and expenses shall be as determined by the Sub-Administrator and the Funds and agreed upon by them from time to time in writing.

The Administrator agrees promptly to reimburse the Sub-Administrator for any equipment and supplies specially ordered by or for the Funds through the Sub-Administrator and for any other expenses not contemplated by this Agreement that the Sub-Administrator may incur on the Funds’ behalf at the Administrator’s or a Fund’s request or with the Administrator’s or a Fund’s consent.”

C.                                    The following paragraph is added to Section 6 of the Agreement:

“The Trust has executed this Agreement on behalf of its Funds and Annex 1 to Schedule B6 attached hereto to acknowledge that the Administrator is retaining the Sub-Administrator to provide the Services (as defined in Schedule B6) to the Trust and the Funds, and that he Form N-PORT Services and the Liquidity Risk Measurement Services are at the expense of the respective Funds.  The obligations of the Trust hereunder are not binding on any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund.  All obligations of the Trust hereunder shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.”

D.                                    The section entitled “Fund Administration Form N-PORT and Form N-CEN Services” in Section 5 of the Agreement is renamed “Form N-PORT Related Services.”

E.                                     Schedule B6 and Annex 1 thereto are hereby amended and restated in their entirety as set forth in Exhibit 1 to this Amendment.

2.                                      Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.  This Amendment, including Exhibit 1, is incorporated in its entirety into the Agreement, and this Amendment and said Agreement shall be read and interpreted together as the Agreement.

3.                                      This Amendment shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws provisions.

4.                                      The Trust has executed this Amendment on behalf of its Funds and Annex I to Schedule B6 attached hereto to acknowledge that the Administrator is retaining the Sub-Administrator to provide the Services (as defined in Schedule B6) to the Trust and the

Information Classification: Limited Access

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Funds, and that the Form N-PORT Services and the Liquidity Risk Measurement Services are at the expense of the respective Funds.  The obligations of the Trust hereunder are not binding on any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund.  All obligations of the Trust hereunder shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

5.                                      This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

ABERDEEN ASSET MANAGEMENT INC.

By:	/s/ Lucia Sitar

Name:	Lucia Sitar

Title:	Vice President

ABERDEEN FUNDS ON BEHALF OF EACH FUND SET FORTH ON SCHEDULE A TO THE AGREEMENT, as amended from time to time, solely with respect to Section 6 of the Agreement and Sections 1 and 4 of this Amendment

By:	/s/ Lucia Sitar

Name:	Lucia Sitar

Title:	Vice President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson

Name:	Andrew Erickson

Title:	Executive Vice President

EXHIBIT 1

SCHEDULE B6

Form N-PORT (the “Form N-PORT Services”) and Form N-CEN (the “Form N-CEN Services”) Support Services (collectively, the “Form N-PORT and Form N-CEN Support Services”), Quarterly Portfolio of Investments Services and Liquidity Risk Measurement Services (collectively, with the Form N-PORT and Form N-CEN Support Services, and for purposes of this Schedule B6, the “Services”)

I.                                        Services.

(a)         Standard N-PORT and N-CEN Reporting Solution (Data and Filing):

•                  Subject to the receipt of all required data, documentation, assumptions, information and assistance from the Administrator (including from any third parties with whom the Administrator will need to coordinate in order to produce such data, documentation, and information), the Sub-Administrator will use required data, documentation, assumptions, information and assistance from the Administrator, the Sub-Administrator’s internal systems and, in the case of funds that are investments of the Trust and that are not administered by the Sub-Administrator or its affiliates, third party Trust administrators or other data providers, including but not limited to Third Party Data (as defined below) (collectively, the “Required Data”) to perform necessary data aggregations (including any applicable aggregation of risk metrics) and calculations and prepare, as applicable: (i) a monthly draft Form N-PORT standard template for review and approval by the Administrator and (ii) annual updates of Form N-CEN for review and approval by the Administrator.

•                  The Administrator acknowledges and agrees that it will be responsible for reviewing and approving each such draft N-PORT template and N-CEN update.

•                  Following review and final approval by the Administrator of each such draft Form N-PORT template and N-CEN update, and at the direction of and on behalf of the Administrator, the Sub-Administrator will (i) produce an .XML formatted file of the completed Form N-PORT and Form N-CEN and maintain a record thereof in accordance with this Agreement and (ii) when required, electronically submit such filing to the SEC.

The Form N-PORT Services will be provided to the Administrator with respect to the Trust and each Fund as set forth in the attached Annex 1, which shall be executed by the Sub-Administrator, the Trust, and the Administrator.  The Form N-CEN Services will be provided to the Trust as set forth in the attached Annex 1.  Annex 1 may be updated from time to time upon the written request of the Administrator and by virtue of an updated Annex 1 that is signed by all parties.

(b)         Quarterly Portfolio of Investments Services:

•                  Subject to the receipt of all Required Data, and as a component of the Form N-PORT and Form N-CEN Support Services, the Sub-Administrator will use such Required Data from the Administrator, the Sub-Administrator’s internal systems and other data providers to prepare a draft portfolio of investments (the “Portfolio of Investments”), compliant with GAAP, as of each Fund’s first and third fiscal quarter-ends.

•                  Following review and final approval by the Administrator of each such draft Portfolio of Investments, and at the direction of and on behalf of the Administrator, the Sub-Administrator will attach each Portfolio of Investments to the first and third fiscal quarter-end N-PORT filing that is submitted electronically to the SEC.

(c)          Liquidity Risk Measurement Services:

The Sub-Administrator will provide the following liquidity risk measurement services (“Liquidity Risk Measurement Services”):

•                  As applicable, the Sub-Administrator will provide each Fund with Liquidity Risk Measurement Services that will provide calculation of security level exposure, characteristics, liquidity analytics, including days to liquidate, liquidity scores, fixed income cost to liquidate, stress testing and redemption flow analysis.   Liquidity analytics will be calculated daily, weekly, or monthly (as per written agreement between the Sub-Administrator and each Fund in Annex 1, as updated from time to time)  and, as applicable, aggregated monthly for purposes of inclusion in the Sub-Administrator’s standard N-PORT filing template.  Liquidity Risk Measurement Services also will include the Sub-Administrator’s standard liquidity Fund profile report and online access to the Sub-Administrator’s dynamic risk reporting tools via my.statestreet.com which enable Funds to analyze and generate risk reporting.

The Liquidity Risk Measurement Services will be provided to the Trust and each Fund at the frequency as set forth in the attached Annex 1, which shall be executed by the Sub-Administrator, the Trust, and the Administrator.  Annex 1 may be updated from time to time upon the written request of the Administrator and by virtue of an updated Annex 1 that is signed by all parties.

II.                                   Administrator Duties, Representations and Covenants in Connection with the Services.

The provision of the Services to the Administrator by the Sub-Administrator is subject to the following terms and conditions:

1.                                      The parties acknowledge and agree on the following matters:

The Services depend, directly or indirectly, on: (i) Required Data and (ii) information concerning the Trust or its affiliates or any fund, pooled vehicle, security or other investment or portfolio that is an investment of the Trust and regarding which the Administrator or its affiliates provide services or is otherwise associated with the Funds that is generated or aggregated by the Sub-Administrator or its affiliates in connection with services performed on the Administrator’s behalf or otherwise prepared by the Sub-Administrator (“State Street Data,” together with Required Data and Third Party Data (as defined below), “Services-Related Data”).  The Sub-Administrator’s obligations, responsibilities and liabilities with respect to any State Street Data used in connection with other services received by the Administrator and/or the Funds shall be as provided in such respective other agreements between the Sub-Administrator or its affiliates and the Administrator or the Funds, as applicable, relating to such other services (e.g., administration and/or custody services, etc.) from which the State Street Data is derived or sourced (“Other Administrator Agreements”).  Nothing in this Agreement or any service schedule(s) shall limit or modify the Sub-Administrator’s or its affiliates’ obligations to the Administrator under the Other Administrator Agreements.

In connection with the provision of the Services by the Sub-Administrator, the Administrator acknowledges and agrees that it will be responsible for providing the Sub-Administrator with any information requested by the Sub-Administrator in order to perform the Services, including, but not limited to, the following:

(A) Arranging for the regular provision of all Required Data (including State Street Data, where applicable) and related information to the Sub-Administrator, in formats compatible with Sub-Administrator-provided data templates including, without limitation, Required Data and the information and assumptions required by the Sub-Administrator in connection with a Trust reporting profile and onboarding checklist, as it, or the information or assumptions required, may be revised at any time by the Sub-Administrator, in its discretion (collectively, the “Onboarding Checklist”) and such other forms and templates as may be used by the Sub-Administrator for such purposes from time to time, for the Funds with respect to which services are provided under this Agreement, including but not limited to those to be reported on Form N-PORT and Form N-CEN (as determined by the Administrator), including, without limitation, arranging for the provision of data from the Administrator, its affiliates, third party administrators, prime brokers, custodians, and other relevant parties.  If and to the extent that Required Data is already accessible to the Sub-Administrator (or any of its affiliates) in its capacity as Sub-Administrator to the Trust, the Sub-Administrator and the Administrator will agree on the scope of the information to be extracted from the Sub-Administrator’s or any of its affiliate’s systems for purposes of the Sub-Administrator’s provision of the Services, subject to the discretion of the Sub-Administrator, and the Sub-Administrator is hereby expressly authorized to use any such information as necessary in connection with providing the Services hereunder; and

(B) Providing all required information and assumptions not otherwise included in Trust data and assumptions provided pursuant to Section 1(A) above, including but not limited to the Required Data, as may be required in order for the Sub-Administrator to provide the Services.

The following are examples of certain types of information that the Administrator is likely to be required to provide with respect to the Trust and each Fund thereof pursuant to Sections 1(A) and 1(B) above, and the Administrator hereby acknowledges and understands that the following categories of information are merely illustrative examples, are by no means an exhaustive list of all such required information, and are subject to change as a result of any amendments to Form N-PORT and Form N-CEN or any changes in requirements relating to the provision of Liquidity Risk Measurement Services:

•                  SEC filing classification of the Trust and/or a Fund (i.e., small or large filer);

•                  Identification of any data sourced from third parties;

•                  Identification of any securities reported as Miscellaneous; and

•                  Any Explanatory Notes included in N-PORT Section E.

2.                                      The Administrator acknowledges that it has provided to the Sub-Administrator all material assumptions used by the Administrator or that are expected to be used by the Administrator with respect to the Trust and each Fund in connection with the completion of Form N-PORT and Form N-CEN, and the provision of the Services, and that it has approved all material assumptions used by the Sub-Administrator in the provision of the Services prior to the first use of the Services.  The Administrator will also be responsible for promptly notifying the Sub-Administrator of any changes in any such material assumptions previously notified to the Sub-Administrator by the Administrator or otherwise previously approved by the Administrator in connection with the Sub-Administrator’s provision of the Services.  The Administrator acknowledges that the completion of Form N-PORT and Form N-CEN, and the provision of the Services, and the data required thereby, requires the use of material assumptions in connection with many different categories of information and data, and the use and/or reporting thereof, including, but not limited to the following:

•                  Investment classification of positions;

•                  Assumptions necessary in converting data extracts;

•                  General operational and process assumptions used by the Sub-Administrator in performing the Services; and

•                  Assumptions specific to the Trust and Funds.

The Administrator hereby acknowledges and understands that the foregoing categories of information that may involve the use of material assumptions are merely illustrative examples of certain subject matter areas in relation to which the Administrator (and/or the Sub-Administrator on its behalf in connection with the Services) may rely on various material assumptions, and are by no means an exhaustive list of all such subject matter areas.

3.                                      The Administrator acknowledges and agrees on the following matters with respect to the Services:

(A)                               The Administrator has independently reviewed the Services (including, without limitation, the assumptions, market data, securities prices, securities valuations, tests and calculations used in the Services), and the Administrator has determined that the Services are suitable for its purposes with respect to the Trust and Funds.  None of the Sub-Administrator or its affiliates, nor their respective officers, directors, employees, representatives, agents or service providers (collectively, including the Sub-Administrator, “State Street Parties”) make any express or implied warranties or representations with respect to the Services or otherwise.

(B)                               The Administrator assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it and the Trusts and Funds. The Sub-Administrator is not providing, and the Services do not constitute, legal, tax, investment, or regulatory advice, or accounting or auditing services advice. Unless otherwise agreed to in writing by the parties to this Agreement, the Services are of general application and the Sub-Administrator is not providing any customization, guidance, or recommendations.  Where the Administrator uses Services to comply with any law, regulation, agreement, or other Administrator obligation, the Sub-Administrator makes no representation that any Service complies with such law, regulation, agreement, or other obligation, and the Sub-Administrator has no obligation of compliance with respect thereto.

(C)                               The Administrator or the Trust may use the Services and any reports, charts, graphs, data, analyses and other results generated by the Sub-Administrator in connection with the Services and provided by the Sub-Administrator to the Administrator (“Materials”) (a) for the internal business purpose of the Administrator or the Trust relating to the applicable Service (including the making of such document available to current or prospective shareholders and intermediaries whose clients invest in the Funds) or (b) for submission to the U.S. Securities and Exchange Commission, as required, of a Form N-PORT template and a Form N-CEN update, including any Portfolio of Investments, if applicable (the prepared Forms N-PORT and N-CEN hereinafter referred to as “SEC Submissions”). The Administrator or the Trust may also redistribute the Materials, or an excerpted portion thereof, to its investment managers, investment advisers, agents, clients, investors or participants, as applicable, that have a reasonable interest in the Materials in connection with their relationship with the Administrator or the Trust (each a “Permitted Person”); provided, however, (i) that neither the Administrator nor the Trust may charge a fee, profit, or otherwise benefit from the redistribution of Materials to Permitted Persons, (ii) data provided by third party sources such as but not limited to market or index data

(“Third Party Data”) contained in the Materials may not be redistributed other than Third Party Data that is embedded in the calculations presented in the Materials and not otherwise identifiable as Third Party Data, except to the extent the Administrator has separate license rights with respect to the use of such Third Party Data, or (iii) neither the Administrator nor the Trust may use the Services or Materials in any way to compete or enable any third party to compete with the Sub-Administrator.  No Permitted Person shall have any further rights of use or redistribution with respect to, or any ownership rights in, the Materials or any excerpted portion thereof.

Except as expressly provided in this Section 3(C), the Administrator, the Trust and each Fund, any of their affiliates, or any of their respective officers, trustees/directors, employees, investment managers, investment advisers, agents (other than the Sub-Administrator and its affiliates) or any other third party, including any client of, or investor or participant in the Trust or any Fund or any Permitted Persons (collectively, including the Administrator, “Administrator Parties”), may not directly or indirectly, sell, rent, lease, license or sublicense, transmit, transfer, distribute or redistribute, disclose, display, or provide, or otherwise make available or permit access to, all or any part of the Services or the Materials (including any State Street Data or Third Party Data contained therein but excluding SEC Submissions pursuant to the Services), except with respect to Third Party Data to the extent the Administrator has separate license rights with respect to the use of such Third Party Data.  Without limitation (other than the use of SEC Submissions pursuant to the Services), Administrator Parties shall not themselves nor permit any other person to in whole or in part (i) modify, enhance, create derivative works, reverse engineer, decompile, decompose or disassemble the Services or the Materials; (ii) make copies of the Services, the Materials or portions thereof; (iii) secure any source code used in the Services, or attempt to use any portions of the Services in any form other than machine readable object code; (iv) commercially exploit or otherwise use the Services or the Materials for the benefit of any third party in a service bureau or software-as-a-service environment (or similar structure), or otherwise use the Services or the Materials to perform services for any third party, including for, to, or with consultants and independent contractors; or (v) attempt any of the foregoing or otherwise use the Services or the Materials (other than SEC Submissions pursuant to the Services) for any purpose other than as expressly authorized under this Agreement.

(D)                               The Administrator shall limit the access and use of the Services and the Materials (other than SEC Submissions pursuant to the Services) by any Administrator Parties to a need-to-know basis and, in connection with its obligations under this Agreement, the Administrator shall be responsible and liable for all acts and omissions of any Administrator Parties in violation of the preceding paragraph.

(E)                                The Services, the Materials (other than SEC Submissions pursuant to the Services) and all confidential information of the Sub-Administrator (as confidential information is defined in the Agreement and other than Third Party Data and Required Data), are the sole property of the Sub-Administrator. The Administrator and Trust have no rights or interests with respect to all or any part of the Services, the Materials or the Sub-Administrator’s confidential information, other than their use and redistribution rights expressly set forth in Section 3(C) herein.  The Administrator, for itself and on behalf of the Trust and Funds, automatically and irrevocably assigns to the Sub-Administrator any right, title or interest that it has, or may be deemed to have, in the Services, the Materials or the Sub-Administrator’s confidential information, including, for the avoidance of doubt and without limitation, any Administrator Party feedback, ideas, concepts, comments, suggestions, techniques or know-how shared with the Sub-Administrator (collectively, “Feedback”) and the State Street Parties shall be entitled to incorporate any Feedback in the Services or the Materials or to otherwise use such Feedback for its own commercial benefit without obligation to compensate the Administrator or the Trust.

(F)                                 The Sub-Administrator may rely on Services-Related Data used in connection with the Services without independent verification.  Services-Related Data used in the Services may not be available or may contain errors, and the Services may not be complete or accurate as a result.

(G)                               The parties acknowledge and agree that the provisions of Section 8 of the Agreement shall apply to the provision of the Services under this Schedule B6.

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ANNEX 1

ABERDEEN ASSET MANAGEMENT INC.

Further to the Second N-PORT Amendment dated as of [DATE], to the Sub-Administration Agreement dated as of June 1, 2010, between Aberdeen Asset Management Inc. (the “Administrator”) and State Street Bank and Trust Company (the “Sub-Administrator”), the Administrator and the Sub-Administrator mutually agree to update this Annex 1 by adding/removing Funds and/or Series as applicable:

Liquidity Risk Measurement Services	FREQUENCY
ABERDEEN FUNDS

Aberdeen Asia Bond Fund
Aberdeen Asia-Pacific (ex-Japan) Equity Fund
Aberdeen China Opportunities Fund
Aberdeen Diversified Alternatives Fund
Aberdeen Diversified Income Fund
Aberdeen Dynamic Allocation Fund
Aberdeen Dynamic Dividend Fund
Aberdeen Emerging Markets Debt Fund
Aberdeen Emerging Markets Fund
Aberdeen Focused U.S. Equity Fund
Aberdeen Global Equity Fund
Aberdeen Global Infrastructure Fund
Aberdeen Global Unconstrained Fixed Income Fund	Daily
Aberdeen High Yield Managed Duration Municipal Fund
Aberdeen Income Building Fund
Aberdeen International Equity Fund
Aberdeen International Real Estate Fund
Aberdeen International Small Cap Fund
Aberdeen Japanese Equities Fund
Aberdeen Realty Income & Growth Fund
Aberdeen Tax-Free Income Fund
Aberdeen U.S. Mid Cap Equity Fund
Aberdeen U.S. Multi-Cap Equity Fund
Aberdeen U.S. Small Cap Equity Fund
Aberdeen Ultra Short Municipal Income Fund

Form N-PORT Services
and Quarterly Portfolio of Investments Services	Service Type
ABERDEEN FUNDS	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

Aberdeen Asia Bond Fund
Aberdeen Asia-Pacific (ex-Japan) Equity Fund
Aberdeen China Opportunities Fund
Aberdeen Diversified Alternatives Fund
Aberdeen Diversified Income Fund
Aberdeen Dynamic Allocation Fund
Aberdeen Dynamic Dividend Fund
Aberdeen Emerging Markets Debt Fund
Aberdeen Emerging Markets Fund
Aberdeen Focused U.S. Equity Fund
(formerly Aberdeen Equity Long-Short Fund)
Aberdeen Global Equity Fund
Aberdeen Global Infrastructure Fund
Aberdeen Global Unconstrained Fixed Income Fund
(formerly, Aberdeen Global Fixed Income Fund)
Aberdeen High Yield Managed Duration Municipal Fund	Standard
Aberdeen Income Building Fund
Aberdeen International Equity Fund
Aberdeen International Real Estate Fund
Aberdeen International Small Cap Fund
(formerly, Aberdeen Global Small Cap Fund)
Aberdeen Japanese Equities Fund
Aberdeen Realty Income & Growth Fund
Aberdeen Tax-Free Income Fund
Aberdeen U.S. Mid Cap Equity Fund
Aberdeen U.S. Multi-Cap Equity Fund
(formerly, Aberdeen U.S. Equity Fund)
Aberdeen U.S. Small Cap Equity Fund
(formerly Aberdeen Small Cap Fund)
Aberdeen Ultra Short Municipal Income Fund

Form N-CEN Services
Aberdeen Funds

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

ABERDEEN ASSET MANAGEMENT INC.			STATE STREET BANK AND TRUST COMPANY

By:	/s/ Lucia Sitar		By:	/s/ Andrew Erickson
	Name: Lucia Sitar			Name: Andrew Erickson
	Title: VP			Title: Executive Vice President
	Address:	1735 Market St, 32nd Fl.		Address: One Lincoln Street, Boston, MA 02111
		Philadelphia, PA 19103		Date: August 27, 2018
Date: August 24, 2018

The undersigned, by its authorized representative, has executed this Annex I as of the signature date set forth below to acknowledge its agreement hereto on behalf of its Funds that the Administrator is retaining the Sub-Administrator to provide the Services to the undersigned and the Funds, and that such retention is at the expense of the respective Funds.  The obligations of the Trust hereunder are not binding on any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund.  All obligations of the Trust hereunder shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

ABERDEEN FUNDS

By:	/s/ Lucia Sitar
Name: Lucia Sitar
Title: VP
	Address:	1735 Market St, 32nd Fl.
Philadelphia, PA 19103
Date: August 24, 2018